EXHIBIT 99.1

SanDisk Corporation
601 McCarthy Boulevard
Milpitas, CA 95035-7932
Phone: 408-801-1000
Fax: 408-801-8657

CONTACT:	Investor Contact:	Media Contact:
	Jay Iyer	Ryan Donovan
	(408) 801-2067	(408) 801-2857

SANDISK ANNOUNCES FIRST QUARTER
2009 FINANCIAL RESULTS

Milpitas, CA, April 21, 2009 - SanDisk Corporation (NASDAQ:SNDK), the world's largest supplier of flash storage card products, today announced results for the first quarter ended March 29, 2009.  Total revenue of $659 million declined 22% on a year-over-year basis.  Net loss, in accordance with U.S. Generally Accepted Accounting Principles (GAAP), was ($208) million, or ($0.92) per share, compared to GAAP net income of $11 million or $0.05 per share in the first quarter of 2008.

Non-GAAP net loss was ($108) million, or ($0.48) per share, compared to non-GAAP net profit of $48 million, or $0.21 per share, in the first quarter of 2008.  For reconciliation of non-GAAP to GAAP results, see accompanying financial tables and footnotes.

“Industry fundamentals improved in the first quarter.  We are encouraged that industry supply and demand balance is becoming better aligned, resulting in higher flash pricing.  Our financial results improved substantially from the prior quarter driven by better than expected demand, strong product cost reductions and lower operating expenses,” said Eli Harari, Chairman and CEO, SanDisk.  “We completed the previously announced restructuring of the Manufacturing Joint Ventures with Toshiba, which substantially improves our financial position by bringing in cash and reducing our equipment lease obligations.  Our outlook is cautiously optimistic for continued improvement in the second quarter.”

FIRST QUARTER 2009 METRICS & HIGHLIGHTS
  Total cash and equivalents, short-term investments and long-term investments at the end of the first quarter was $2.38 billion compared to $2.54 billion at the end of the fourth quarter of 2008.
  SanDisk completed the restructuring of the Manufacturing Joint Ventures with Toshiba for a total value of 79.3 billion Japanese yen, which included cash proceeds valued in United States dollars at approximately $277 million and the remainder in the form of the transfer of equipment lease obligations to Toshiba.
  Off-balance sheet equipment lease obligations were reduced to $1.23 billion at the end of the first quarter of 2009 compared to $2.09 billion at the end of the fourth quarter of 2008.
  Product revenue was $588 million, down 19% year-over-year and down 21% sequentially.
  License and royalty revenue of $71 million, was down 43% year-over-year and down 41% sequentially.
  Total megabytes sold increased 166% year-over-year and 9% sequentially.
  Average price per megabyte sold declined 69% on a year-over-year basis and 27% sequentially.
  Average retail card capacity was 4.34 gigabytes, an increase of 111% on a year-over-year basis and 15% sequentially.
  GAAP product gross loss was ($73) million compared to GAAP product gross profit of $133 million in the first quarter of 2008 and GAAP product gross loss of ($462) million in the fourth quarter of 2008.
  Non-GAAP product gross loss was ($67) million compared to non-GAAP product gross profit of $151 million in the first quarter of 2008 and non-GAAP product gross loss of ($449) million in the fourth quarter of 2008.
OTHER RECENT ANNOUNCEMENTS
  SanDisk announced the SanDisk® Service Delivery Card (SDC), a high capacity custom memory solution based on a microSD™ card and designed specifically for the Mobile Network Operator (MNO).  The unique capabilities of the SanDisk Service Delivery Card enable MNOs to configure local storage to streamline data delivery, improve high capacity memory performance and integrate with network applications and services to enhance the user experience.
  SanDisk announced its 64-gigabit memory, the industry’s highest capacity monolithic chip manufactured on the world's first high-performance 4-bits per cell flash memory architecture.
  SanDisk and Toshiba Corporation announced the co-development of the industry’s smallest 32-gigabit monolithic memory chip featuring 3-bits per cell flash memory architecture using 32-nanometer process technology.
  SanDisk won the Lewis Winner Outstanding Paper Award at the 2009 IEEE International Solid State Circuits Conference (ISSCC), held in San Francisco.  The award was made for the paper entitled, “A 16Gb 3b/Cell NAND Flash Memory in 56nm with 8MB/s Write Rate,” presented at the 2008 ISSCC.  The paper detailed key advancements leading to the development of 3-bits per cell memory on 56-nanometer technology.
  SanDisk began selling its Sansa® slotRadio™ player and card online at slotRadio.org. Designed especially for the casual music listener, the new player is a stylish, portable music device that comes bundled with 1,000 songs preloaded onto a microSD card, which have been arranged into a variety of genre-themed playlists.
CONFERENCE CALL

SanDisk’s first quarter 2009 conference call is scheduled for 2:00 p.m. PDT, Tuesday, April 21, 2009.  The conference call will be webcast and can be accessed live, and throughout the quarter, at SanDisk's website at http://www.sandisk.com/IR.  To participate in the call via telephone, the dial-in number is 913-312-0643.  The dial-in password is 9477878.  A copy of this press release will be furnished to the Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.

A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in the attached tables.

FORWARD LOOKING STATEMENTS

This news release contains certain forward-looking statements, including statements about our business prospects and outlook, anticipated recovery in our industry, and our expectations of a more balanced supply/demand environment and improved pricing environment, that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly and adversely affect our business, financial condition and results of operations.  Risks that may cause these forward-looking statements to be inaccurate include among others:
  slower than expected growth in market demand for our products including, for example, our solid state drives, or a slower adoption rate for our products in current and new markets that we are targeting including, for example, the mobile phone market, level of demand and consumer confidence due to a continuing global economic downturn, continued over-supply in the markets that we serve,
  continued declines in average selling prices,
  any interruption of or delay in supply from any of the semiconductor manufacturing or subcontracting facilities, including test and assembly facilities that supply products to us, slower than expected expansion of our global sales channels, fluctuations in operating results, unexpected yield variances and delays related to our conversion to smaller geometries of NAND flash technology, increased memory component and other costs as a result of currency exchange rate fluctuations to the U.S. dollar, particularly with respect to the Japanese yen, business interruption due to earthquakes, hurricanes or other natural disasters, particularly in areas in the Pacific Rim and Japan where we manufacture and assemble products, adverse results in litigation or regulatory actions affecting us, and other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Annual Report on Form 10-K/A for the fiscal year ended December 28, 2008.
Future results may differ materially from those previously reported.  We do not intend to update the information contained in this release.

ABOUT SANDISK

SanDisk Corporation, the inventor and world’s largest supplier of flash storage cards, is a global leader in flash memory – from research, manufacturing and product design to consumer branding and retail distribution.  SanDisk’s product portfolio includes flash memory cards for mobile phones, digital cameras and camcorders, digital audio/video players, USB flash drives for consumers and the enterprise, embedded memory for mobile devices, and solid state drives for computers.  SanDisk (www.sandisk.com/corporate) is a Silicon Valley-based S&P 500 company with more than half its sales outside the United States.

SanDisk and the SanDisk logo are trademarks of SanDisk Corporation, registered in the United States and other countries.  slotRadio is a trademark of SanDisk Corporation.  microSD is a trademark of SD-3C LLC.  Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

* 1 gigabyte (GB) = 1 billion bytes

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended
	March 29, 2009	March 30, 2008*
Revenues:
Product	$588,099	$724,051
License and royalty	71,372	125,916
Total revenues	659,471	849,967

Cost of product revenues	657,478	576,604
Amortization of acquisition-related intangible assets	3,132	14,582
Total cost of product revenues	660,610	591,186
Gross profit (loss)	(1,139)	258,781

Operating expenses:
Research and development	86,936	111,434
Sales and marketing	37,878	80,156
General and administrative	38,325	57,804
Amortization of acquisition-related intangible assets	292	4,475
Restructuring and other	765	-
Total operating expenses	164,196	253,869
Operating income (loss)	(165,335)	4,912
Other income/(expense)	(18,693)	13,885
Income (loss) before provision for income taxes	(184,028)	18,797
Provision for income taxes	23,967	7,837
Net income (loss)	$(207,995)	$10,960

Net income (loss) per share:
Basic	$(0.92)	$0.05
Diluted	$(0.92)	$0.05

Shares used in computing net income (loss) per share:
Basic	226,529	224,518
Diluted	226,529	229,480

* As adjusted for the adoption of FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), on December 29, 2008.

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, except per share data, unaudited)

	Three months ended
	March 29, 2009	March 30, 2008*

SUMMARY RECONCILIATION OF NET INCOME (LOSS)
GAAP NET INCOME (LOSS)	$(207,995)	$10,960
Share-based compensation (a)	16,330	23,226
Amortization of acquisition-related intangible assets (b)	3,424	19,057
Convertible debt interest (c)	12,926	11,997
Income tax adjustments (d)	66,852	(17,454)
NON-GAAP NET INCOME (LOSS)	$(108,463)	$47,786

GAAP COST OF PRODUCT REVENUES	$660,610	$591,186
Share-based compensation (a)	(2,374)	(3,629)
Amortization of acquisition-related intangible assets (b)	(3,132)	(14,582)
NON-GAAP COST OF PRODUCT REVENUES	$655,104	$572,975

GAAP GROSS PROFIT (LOSS)	$(1,139)	$258,781
Share-based compensation (a)	2,374	3,629
Amortization of acquisition-related intangible assets (b)	3,132	14,582
NON-GAAP GROSS PROFIT	$4,367	$276,992

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$86,936	$111,434
Share-based compensation (a)	(6,152)	(8,826)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$80,784	$102,608

GAAP SALES AND MARKETING EXPENSES	$37,878	$80,156
Share-based compensation (a)	(2,349)	(3,511)
NON-GAAP SALES AND MARKETING EXPENSES	$35,529	$76,645

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$38,325	$57,804
Share-based compensation (a)	(5,455)	(7,260)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$32,870	$50,544

GAAP TOTAL OPERATING EXPENSES	$164,196	$253,869
Share-based compensation (a)	(13,956)	(19,597)
Amortization of acquisition-related intangible assets (b)	(292)	(4,475)
NON-GAAP TOTAL OPERATING EXPENSES	$149,948	$229,797

GAAP OPERATING INCOME (LOSS)	$(165,335)	$4,912
Cost of product revenues adjustments (a) (b)	5,506	18,211
Operating expense adjustments (a) (b)	14,248	24,072
NON-GAAP OPERATING INCOME (LOSS)	$(145,581)	$47,195

GAAP OTHER INCOME (EXPENSE)	$(18,693)	$13,885
Convertible debt interest (c)	12,926	11,997
NON-GAAP OTHER INCOME (EXPENSE)	$(5,767)	$25,882

GAAP NET INCOME (LOSS)	$(207,995)	$10,960
Cost of product revenues adjustments (a) (b)	5,506	18,211
Operating expense adjustments (a) (b)	14,248	24,072
Convertible debt interest (c)	12,926	11,997
Income tax adjustments (d)	66,852	(17,454)
NON-GAAP NET INCOME (LOSS)	$(108,463)	$47,786

Diluted net income (loss) per share:
GAAP	$(0.92)	$0.05
Non-GAAP	$(0.48)	$0.21

Shares used in computing diluted net income (loss) per share:
GAAP	226,529	229,480
Non-GAAP	226,529	229,383

* As adjusted for the adoption of FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), on December 29, 2008.

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)

(1)	To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income (loss) and net income (loss) per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by many analysts who follow the Company. For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation in accordance with SFAS 123(R), the amortization of acquisition-related intangible assets related to acquisitions of Matrix Semiconductor, Inc. in January 2006, msystems Ltd. in November 2006 and MusicGremlin, Inc. in June 2008, we believe the inclusion of non-GAAP financial measures provide consistency in our financial reporting. These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. Further, management uses non-GAAP information that excludes certain non-cash charges, such as amortization of purchased intangible assets and share-based compensation, as these non-GAAP charges do not reflect the cash operating results of the business or the ongoing results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a)	Share-based compensation expense.
(b)
Amortization of acquisition-related intangible assets, primarily core and developed technology, related to the acquisitions of Matrix Semiconductor, Inc. (January 2006), msystems Ltd. (November 2006), and MusicGremlin, Inc. (June 2008).

(c)
Incremental interest expense associated with the adoption of FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), on December 29, 2008.

(d)	Income taxes associated with certain non-GAAP to GAAP adjustments and a valuation allowance on deferred taxes.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 29, 2009	December 28, 2008*
ASSETS
Current assets:
Cash and cash equivalents	$1,090,079	$962,061
Short-term investments	395,088	477,296
Accounts receivable from product revenues, net	109,095	122,092
Inventory	552,170	598,251
Deferred taxes	17,123	84,023
Other current assets	224,071	469,961
Total current assets	2,387,626	2,713,684

Long-term investments	897,427	1,097,302
Property and equipment, net	373,147	396,987
Notes receivable and investments in the flash ventures with Toshiba	1,467,612	1,602,291
Deferred taxes	46,019	15,188
Intangible assets, net	58,721	63,182
Other non-current assets	37,248	43,506
Total assets	$5,267,800	$5,932,140

LIABILITIES
Current liabilities:
Accounts payable trade	$128,524	$240,985
Accounts payable to related parties	299,851	370,006
Convertible short-term debt	75,000	-
Other current accrued liabilities	307,526	502,443
Deferred income on shipments to distributors and retailers and deferred revenue	178,012	149,575
Total current liabilities	988,913	1,263,009

Convertible long-term debt	892,314	954,094
Non-current liabilities	209,481	274,316
Total liabilities	2,090,708	2,491,419

EQUITY
SanDisk Corporation stockholders' equity:
Common stock	4,174,443	4,154,392
Retained earnings (accumulated deficit)	(1,110,794)	(902,799)
Accumulated other comprehensive income	113,786	188,977
Total SanDisk Corporation stockholders' equity	3,177,435	3,440,570
Non-controlling interest	(343)	151
Total equity	3,177,092	3,440,721
Total liabilities and equity	$5,267,800	$5,932,140

* As adjusted for the adoption of FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), on December 29, 2008.

SanDisk Corporation
Preliminary Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Three months ended
	March 29, 2009	March 30, 2008*
Cash flows from operating activities:
Net income (loss)	$(207,995)	$10,960
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred and other taxes	8,922	(9,446)
Depreciation	39,125	41,210
Amortization	18,344	33,670
Provision for doubtful accounts	2,163	5,774
Share-based compensation expense	16,330	23,226
Excess tax benefit from share-based compensation	-	(794)
Impairment, restructuring and other charges	9,038	3,934
Other non-cash charges	(6,027)	5,392
Changes in operating assets and liabilities:
Accounts receivable from product revenues	10,833	276,937
Inventory	40,309	(140,362)
Other assets	220,383	109,981
Accounts payable trade	(112,460)	(53,014)
Accounts payable to related parties	(70,155)	3,721
Other liabilities	(83,071)	(92,556)
Total adjustments	93,734	207,673

Net cash provided by (used in) operating activities	(114,261)	218,633

Cash flows from investing activities:
Purchases of short and long-term investments	(168,938)	(354,955)
Proceeds from sale of short and long-term investments	422,112	434,364
Maturities of short and long-term investments	36,630	190,049
Acquisition of property and equipment, net	(16,497)	(56,774)
Distribution from FlashVision Ltd.	12,713	-
Issuance of notes receivable from Flash Partners Ltd. and Flash Alliance Ltd.	(326,350)	(37,418)
Proceeds from notes receivable from Flash Partners Ltd. and Flash Alliance Ltd.	277,070	-
Purchased technology and other assets	1,210	1,125
Net cash provided by investing activities	237,950	176,391

Cash flows from financing activities:
Repayment of debt financing	-	(9,785)
Proceeds from employee stock programs	4,570	6,437
Excess tax benefit from share-based compensation	-	794
Net cash provided by (used in) financing activities	4,570	(2,554)

Effect of changes in foreign currency exchange rates on cash	(241)	(934)
Net increase in cash and cash equivalents	128,018	391,536
Cash and cash equivalents at beginning of period	962,061	833,749
Cash and cash equivalents at end of period	$1,090,079	$1,225,285

* As adjusted for the adoption of FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), on December 29, 2008.